Exhibit 10.10 - Amendment To Employment Agreement Between the Registrant and Mark D. Curtis

June 1, 2009

Mr. Mark D. Curtis

Re:	Letter Employment Agreement dated January 1, 2005 (the “Agreement”), as amended

Dear Mr. Curtis:

This will serve to confirm that we have agreed to further amend the captioned Agreement, effective as of January 1, 2009, in the following respects:

1.             Section “1” of the Agreement is hereby deleted in its entirety, and the following section is hereby substituted therefor:

“1.	TERM; RENEWAL

The Term of the Agreement shall be two (2) years.  If not terminated as described below, the term shall, on January 1 of each year during the Term, automatically be extended for an additional year, resulting in a new two (2) year term (the “Renewal Terms”), with such modifications hereto as the parties shall agree in writing; provided, however, that the Agreement shall not be so extended in the event that you or FLIC provides written notice of non-extension to the other party no later than October 31 of the preceding year.  Notwithstanding the foregoing, FLIC may not provide such notice of non-extension during any period of time in which the Board of Directors of FLIC is actively negotiating a transaction, the consummation of which would constitute a Change of Control Event (as hereinafter defined).”

2.             Section 4(A) of the Agreement is hereby amended by the deletion of “One Hundred Twenty Five Per Cent (125%)” and the insertion of “Two Hundred Per Cent (200%)” in place thereof.

3.             Section 8.1 of the Agreement is hereby amended by the deletion of “eighteen (18)” and the insertion of “twenty-four (24)” in place thereof.

Please confirm that the foregoing accurately sets forth our understanding by signing and returning the enclosed copy of this letter.  The Agreement will thereupon be deemed amended in the foregoing respects and, except as amended hereby, its terms will continue in full force and effect.

Very truly yours,

THE FIRST OF LONG ISLAND CORPORATION

By: /s/ MICHAEL N. VITTORIO
Michael N. Vittorio,
President and Chief Executive Officer
Date Executed - October 15, 2009

Accepted and agreed:
By: /s/ MARK D. CURTIS
Mark D. Curtis
Date Executed - October 15, 2009